SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
August 10, 2004
(Date of earliest event reported)

Torch Energy Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	1-1247	74-6411424
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)

302/636-6016
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

a) On August 6, 2004, Ernst & Young LLP (“Ernst & Young”) informed the Torch Energy Royalty Trust (“Trust”) that Ernst & Young will resign as the Trust’s independent auditor based upon its annual review of its audit client portfolio effective upon the completion of the quarterly review of the Trust’s fiscal quarter ending June 30, 2004. The Trust has accepted Ernst & Young’s resignation. The Trust does not have a Board of Directors, Audit Committee or similar committee thereof.

The reports of Ernst & Young on the financial statements of the Trust for the past two fiscal years ended December 31, 2002 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Trust’s financial statements for each of the two fiscal years ended December 31, 2002 and 2003 and in the subsequent interim period, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report.

None of the reportable events as defined in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred during the Trust’s most recent fiscal years ended December 31, 2002 and 2003, and through the date of this report.

In response to the Trust’s request, Ernst & Young has furnished the Trust with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated August 10, 2004, is attached hereto as Exhibit 16.1 to this Form 8-K.

(b) The Trust has already commenced a search to select the Trust’s new independent auditor.

Item 7. Financial Statements and Exhibits

(c) The following exhibit is being furnished herewith:

16.1 Letter dated August 10, 2004 from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST By: Wilmington Trust Company, Trustee
Date: August 10, 2004	By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President

(The Trust has no employees, directors or executive officers.)

EXHIBIT INDEX

16.1 Letter dated August 10, 2004 from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.